Exhibit 10.25
Notice of Request for Confidential Treatment
     Certain confidential material contained in this exhibit has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.
     The omitted material has been identified in the following exhibit by the insertion of three asterisks (***) in the precise places in the exhibit where the registrant has deleted information.

LIN 0294 00*
GAS PURCHASE CONTRACT
Between COG OIL & GAS LP as Seller
And DUKE ENERGY FIELD SERVICES, LP as Buyer
Dated November 1, 2006
SCHEDULE A – LOCO HILLS AREA
SCHEDULE B – NON-LOCO HILLS AREA
SCHEDULE C – PRIOR CONTRACTS

LIN 0294 00*
GAS PURCHASE CONTRACT
     This Gas Purchase Contract (“Contract”) is entered as of November 1, 2006 (“Effective Date”), between COG OIL & GAS LP (“Seller”) and DUKE ENERGY FIELD SERVICES, LP (“Buyer”).
     For and in consideration of the mutual covenants contained herein, the parties agree as follows:
     1. COMMITMENT. Except as to lands and leases committed to another purchaser as of the Effective Date, Seller will sell and deliver and Buyer will purchase and receive gas produced from all wells now or later located on all oil and gas interests now or later owned or controlled by Seller on or allocated to the following lands in Eddy and Lea Counties, New Mexico:
          See Schedules “A” and “B” attached hereto and incorporated by reference. Definitions and General Terms and Conditions included in this Contract are attached as Exhibit A. All Exhibits referenced herein are attached and incorporated by reference.
     2. DELIVERY POINTS. The Delivery Points for gas to be delivered by Seller to Buyer for existing sources of production will be at the inlets of Buyer’s Facilities at a mutually agreeable site at or near Seller’s sources of production. The Delivery Points for future sources of production committed under this Contract will be established under Section B.2 of Exhibit A. Title to the gas and all its components shall pass to and vest in Buyer at the Delivery Points without regard to the purposes for which Buyer may later use or sell the gas or its components.
     3. DELIVERY PRESSURE.
     3.1 Delivery Pressure. Seller will deliver the Gas at the Delivery Points at a pressure sufficient to enable it to enter Buyer’s Facilities against the working pressure at reasonably uniform rates of delivery, not to exceed the maximum allowable operating pressure established by Buyer or pressures that prevent others from producing ratably.
     3.2 Penalty for Exceeding Contract Pressure.
     (a) Notwithstanding any other provision of this Contract, including without limitation, Section B.4 of Exhibit A, Buyer shall maintain (1) a System Average Working Pressure (as defined below) of no greater than *** (***) psig for the Delivery Points located on the acreage described in Schedule A (“Loco Hills Area Contract Pressure”), and (2) a System Average Working Pressure (as defined below) of no greater than *** (***) psig for Delivery Points located on the acreage described in Schedule B (“Non-Loco Hills Area Contract Pressure”). “Contract Pressure” shall mean either the Loco Hills Area Contract Pressure or the Non-Loco Hills Area Contract Pressure, as the case may be.
     Notwithstanding the foregoing, the following lands (the “Willow Lands”) shall, at Seller’s option, be released from the terms of this Contract and deleted from Schedule B for all purposes if for any Month after the second anniversary of the Effective Date the average pressure at the Delivery Point located on such lands exceeds *** (***) psig: SE/4, Section 16, T-17S, R-31E, Eddy County, New Mexico.
     Seller’s option to terminate this Contract as to the Willow Lands shall terminate on March 31, 2009, unless exercised in writing prior to such date. If Seller does not exercise such option, then as of April 1, 2009, and thereafter, the Willow Lands shall be considered to be a part of the Loco Hills Area and Schedules A and B shall be deemed amended by deleting the Willow Lands from Schedule B and adding the Willow Lands to Schedule A for all purposes.
     (b) If the System Average Working Pressure in either the Loco Hills Area or the Non-Loco Hills Area exceeds the applicable Contract Pressure on a monthly average basis for two consecutive Months (a “System Default Occurrence”) , then Seller shall be paid a pressure penalty payment (“Pressure Penalty Payment”). The Pressure Penalty Payment shall commence as of the first day of the second Month of such System Default Occurrence, and continue for each month thereafter, and end the first day of the Month during which Buyer provides a System Average Working Pressure below the specified Contract Pressure. The System Pressure Penalty Payment shall be equal to *** (***) percentage points added to the payment percentages due Seller under Paragraph 5.1 of this Contract. The Pressure Penalty Payment shall only apply to the respective areas described in (a) above in which there was a System Default Occurrence (i.e., Loco Hills Area Delivery Points shall be paid a Pressure Penalty Payment only when the Loco Hills Area Contract Pressure is exceeded for two consecutive Months, and Non-Loco Hills Area wells shall be paid a Pressure Penalty Payment only when the Non-Loco Hills Area Contract Pressure is exceeded for two consecutive Months).
     (c) Buyer may make Pressure Penalty Payments due hereunder to Seller as either (1) an increase in the payment percentages reflected on Seller’s Gas statement for the applicable Month, or (2) in the form of a separate credit to Seller on Seller’s Gas statement for the applicable Month.

     (d) “System Average Working Pressure” for the Loco Hills Area shall mean the volume-weighted average pressure measured at the downstream static pressure tap of the meter at all Delivery Points on acreage described in Schedule A of this Contract, calculated each Month by multiplying the total daily volume for each day during the Month at each Delivery Point times the average pressure for each corresponding day during such Month at such Delivery Point, summing the resulting products for all such days and Delivery Points, and dividing the resulting sum by the sum of such daily volumes. The “System Average Working Pressure” for the Non-Loco Hills Area shall mean the volume-weighted average pressure measured at the downstream static pressure tap of the meter at all Delivery Points on acreage described in Schedule B of this Contract, calculated each Month by multiplying the total daily volume for each day during the Month at each Delivery Point times the average pressure for each corresponding day during such Month at such Delivery Point, summing the resulting products for all such days and Delivery Points, and dividing the resulting sum by the sum of such daily volumes.
     (e) In the calculation of the System Average Working Pressure, Buyer may exclude any Day during which a Force Majeure condition exists or there is any scheduled shutdown of Buyer’s Facilities for maintenance; provided, however, for the purposes of this Paragraph 3, routine maintenance and downtime associated with Buyer’s Loco Hills gathering system and associated compressor stations shall not be considered Force Majeure incidents, and Days during which such activities have occurred shall be included in the calculation of the System Average Working Pressure in determining whether Buyer has exceeded Contract Pressure.
     (f) Within 30 days after the end of each Month, Buyer shall provide Seller an electronic copy of all reports and calculations made in connection with the determination of System Average Working Pressures and any Pressure Payment Penalties, together with all supporting data.
     4. QUANTITY.
     (a) Subject to the terms hereof, Seller shall deliver and Buyer shall purchase and take Seller’s Gas, exercising commercially reasonable efforts to accept, process and market Gas for resale and operate its facilities in an effort to maintain consistent takes of all quantities made available by Seller during the term hereof. If Buyer takes less than the full quantities available, subject to the terms hereof, Buyer will use commercially reasonable efforts to purchase Gas from the lands covered by this Contract ratably with its purchases of similar Gas in each common gathering system or area in compliance with Buyer’s existing contracts and with applicable laws and regulations, including ratable purchases from Buyer’s Affiliates. Should curtailment be necessary, Buyer shall designate how much volume shall be curtailed. Seller shall then determine which production shall undergo the curtailment.
(i)	As of December 2006 and continuing each December thereafter for the term of the Contract, Seller shall provide, in good faith, to Buyer with the following: 1) a volume projection for the next two ensuing calendar years, such volume projection will be exclusive of capital uplift volume and 2) Seller’s preliminary plans for capital expenditures that are to be completed during the ensuing calendar year and that are intended to increase or enhance production, provided that Buyer recognizes and acknowledges that such information will be Seller’s good faith estimates only and that Seller shall have no liability for any failure to achieve such projected production volumes or expenditures. Such capital expenditures to include those for the drilling of a new well, re-completion into a new formation, additions of pay zones in an existing formation, work-overs, and new central delivery points. With such disclosure of preliminary plans for capital expenditures, Seller shall provide Buyer with a volume projection for the next ensuing calendar year. Such volume projection will be inclusive of capital uplift volume.

(ii)	Commencing the first quarter 2007 and continuing quarterly thereafter for the remaining term of this Contract, Seller and Buyer shall meet to confirm Seller’s plans for capital expenditures to be completed during that calendar year. Likewise, at each quarterly meeting, Buyer shall disclose Buyer’s (1) capital and maintenance program contemplated on Buyer’s Facilities during that year, including that portion of Buyer’s capital program pertinent to providing gathering and compression services for both then existing volume and volume uplift attributable to Seller’s capital expenditures (if any); and (2) schedule for maintenance of Buyer’s Facilities for the ensuing twelve months, including any maintenance which will require a shut down of the Buyer’s Facilities.
(b) In the event Buyer curtails or fails to take Seller’s production due to insufficient capacity in Buyer’s facilities (other than capacity limitations caused by a Force Majeure event or any scheduled shut down of Buyer’s Facilities for maintenance), then the Base Volume (as defined below) shall be reduced by the amount of Seller’s Gas which was curtailed or otherwise not taken during such Month The amount of Gas curtailed or otherwise not taken by Buyer shall be estimated in good faith by the parties based upon Seller’s production volumes during the period immediately prior to the subject period. Buyer and Seller agree that for the purposes of this Paragraph 4(b), Buyer’s failure to maintain System Average Working Pressures at or below the applicable Contract Pressure specified in Paragraph 3.2(a), above, shall not constitute a curtailment of Seller’s production, and that Seller’s sole remedy for exceeding the applicable Contract Pressure shall be the Pressure Penalty Payment specified in Paragraph 3.2 (b) above.
(c) Seller may dispose of any Gas not taken by Buyer for any reason, including events of Force Majeure, subject to Buyer’s right to resume purchases as provided herein. If Buyer does not take Gas for 7 consecutive Days, Seller may secure a temporary market for a term of up to 60 days, and Buyer may resume purchases only upon 30 Days advance written notice as of the beginning of a Month following such term, unless otherwise agreed; provided, however, that this Paragraph (c) shall not apply to any scheduled shut down of Buyer’s Facilities for annual maintenance.
(d) Seller will use commercially reasonable efforts to deliver Gas meeting the quality requirements of Exhibit A Section F and to avoid delivery of Inferior Liquids as defined in Exhibit A Section A(h). If the Gas at any Delivery Point becomes insufficient in volume, quality, or pressure, Buyer may cease Gas takes at such Delivery Point for so long as the condition exists. If Buyer fails to take or otherwise ceases taking Gas under this Paragraph 4(d) for 30 consecutive Days for reasons other than quality [Exhibit A Section F] or Force Majeure [Exhibit A Section H], Seller may terminate this Contract with respect to the affected Delivery Points as to the then productive zones upon 30 Days advance written notice to Buyer; provided that during the notice period Buyer may resume consistent takes and purchases, and thereby avoid Contract termination under Seller’s notice.
     5. PRICE.
     5.1 Consideration. As full consideration for the Gas and all its components delivered by Seller and received by Buyer each Month, Buyer shall pay Seller:
(a) As to the first *** (***) Mcf per Day in the aggregate delivered under this Contract each Month (the “Base Volume”):

(1) *** percent (***%) of the amount determined under Paragraph 5.2 below for the sale of net Residue Gas allocated to Seller’s Gas; and
(2) *** percent (***%) of the net proceeds determined under Paragraph 5.3 below from the sale of any NGL’s saved and sold in liquid form at Buyer’s Facilities and allocated to Seller’s Gas.
(b) As to any incremental volume in excess of *** (***) Mcf per Day in the aggregate delivered under this Contract each Month:
(1) *** percent (***%) of the amount determined under Paragraph 5.2 below for the sale of Residue Gas allocated to Seller’s Gas; and
(2) *** percent (***%) of the net proceeds determined under Paragraph 5.3 below from the sale of any NGL’s saved and sold in liquid form at Buyer’s Facilities and allocated to Seller’s Gas.
Provided, that the total payment and consideration due Seller pursuant to this Paragraph 5.1 shall be allocated to each Delivery Point as a weighted average for the aggregate volumes purchased under this Contract.
No separate payment or value calculation is to be made under this Contract for helium, sulfur, CO2, other non-hydrocarbons, or Inferior Liquids.
     5.2 Residue Gas Value. The net Residue Gas value will be determined by multiplying the MMBtu’s of Residue Gas allocable to Seller, as determined in accordance with Paragraph 5.5 below, times the arithmetical average of the following two index prices per MMBtu published in Inside F.E.R.C.’s Gas Market Report in its first publication of the Month in which the Gas is delivered for “Prices of Spot Gas Delivered to Pipelines”: 1) El Paso – Permian Basin and 2) Transwestern – Permian Basin. If the Index Price quotation is discontinued or materially modified, Buyer and Seller will select another publication that enables calculation of an Index Price closely comparable to that previously used. If a change in the Index Price becomes necessary, Buyer will so inform Seller by written notice, setting forth its proposed changes. Should the parties fail to agree upon a successor publication within a timely fashion, the price utilized shall be Buyer’s plant(s) weighted average price of sales for the Month for which pricing is being determined.
     5.3 NGL Value. The net value of any recovered NGLs attributable to Seller will be determined by multiplying the quantity of each NGL component attributable to Seller’s Gas, as determined in accordance with Paragraph 5.5 below, by the average price per gallon for each NGL component f.o.b. Buyer’s plant or plants. “Average price per gallon for each NGL component f.o.b. Buyer’s plant or plants” as to each NGL component will mean the simple average of the midpoint of the daily high/low spot price for (i) ethane in E-P mix, (ii) Non-TET propane, (iii) Non-TET isobutane, (iv) Non-TET normal butane, and (v) Non-TET natural gasoline (pentanes and heavier) during the Month as reported for Mont Belvieu, Texas by the Oil Price Information Service (or in its absence, a comparable successor publication mutually agreed to by Buyer and Seller) less a transportation, fractionation, and storage (“TF&S”) fee of 5.0¢ per gallon. As of the beginning of each calendar year beginning with 2008, Buyer will adjust the current year’s TF&S fee upward or downward as follows, but it will never be less than the initial fee. Buyer will adjust (i) 55% of the TF&S fee by an amount equal to the annual percentage of change in the preliminary estimate of the implicit price deflator, seasonally adjusted, for the gross domestic product (“GDP”) as computed and most recently published by the U.S. Department of Commerce, rounded to the nearest 100th cent, or in its absence, a similar successor adjustment factor mutually agreed to by Buyer and Seller, and (ii) 45% of the TF&S fee by the percentage difference between the yearly average of the previous year’s Monthly Index Prices defined in Section 5.2 above and those for the second previous year. Should the parties fail to agree upon a successor publication within a timely fashion, the price utilized shall be Buyer’s plant(s) weighted average price of sales for the month for which pricing is being determined.
     5.4 Low Volume Delivery Points. If the total volume made available to Buyer at any Delivery Point is less than three hundred (300) Mcf per Month for three consecutive Months, Seller will thereafter pay Buyer a low volume fee of $250.00 per Month per low volume Delivery Point. The low volume fee will remain in effect for each Month until the quantity made available to the Delivery Point is again at least three hundred (300) Mcf per Month. Buyer may deduct this fee from any proceeds payable to Seller or may invoice Seller for the amount due, with such invoice to be paid within 30 days of the invoice date.
     5.5 Allocation of Residue Gas and NGLs. Subject to the terms hereof, Buyer will determine the Residue Gas and NGLs attributable to Seller using the following definitions and procedures. Additional definitions are in Section A of Exhibit A.
     a. Field Compression. All compression downstream from the Delivery Points, including that adjacent to the plant inlet, that compresses Gas to the plant inlet pressure.

     b. Plant Inlet Gallons. The quantity of each NGL component attributable to Seller delivered to the plant inlet will be determined by multiplying the gallons of each component contained in the Gas delivered by Seller at each Delivery Point by the applicable percentage as follows:

Pressure	Percentage
Low Pressure	94%
     c. NGLs Attributable to Seller. The quantity of each NGL component attributable to Seller’s Gas will be determined by multiplying Seller’s Plant Inlet Gallons times the following fixed recovery percentages:

Ethane	85%
Propane	90%
Iso & Normal Butanes	97%
Pentanes & Heavier	99%
     d. Residue Gas Attributable to Seller. The MMBtus of Residue Gas attributable to Seller will be the sum of the MMBtus of methane and heavier hydrocarbons contained in the Gas delivered at the Delivery Points by Seller, less the MMBtus contained in the NGL gallons allocated to Seller’s Gas determined under Paragraph 5.5(c) above, less the fixed percentage below of the MMBtus delivered at each Delivery Point for field compression and plant fuel, losses, and unaccountables:

Low Pressure	12%
Whenever Force Majeure prevents normal gathering and processing operations for Seller’s Gas, fixed recovery percentages will not apply, and Seller’s attributable NGL gallons and Residue Gas will be based on Seller’s pro rata share of actual gathering and processing results during those periods based on Gas compositions, volumes from each common source, and an equitable distribution among suppliers of fuel, losses, and unaccountables, in a manner similar to that used for Buyer’s purchase contracts that call for allocations based on actual results, consistently applied in good faith. Buyer will include the adjusted overall Monthly recoveries in its Monthly Gas statement to Seller.
     e. Revenue from Inferior Liquids will be retained by Buyer to defray costs of treating and handling; Buyer will not allocate or pay for Inferior Liquids.
     5.6 Minimum Margin. If the pricing terms of this Contract, other than this Paragraph 5.6, and prior to consideration of any Pressure Payment Penalty, would result in a gross margin to Buyer associated with the purchase, gathering, processing, and resale of Gas sold that is less than

$*** per MMBtu for all of Seller’s Gas processed and sold, Buyer shall be entitled to recover an amount hereunder sufficient to allow it a minimum gross margin of $*** per MMBtu (“Minimum Margin”). The Minimum Margin is calculated as the gross NGL value plus the gross Residue Gas value to Buyer under the terms of this Contract less the payment otherwise due Seller under this Contract. The Minimum Margin shall be adjusted at the beginning of each calendar year beginning with 2008 by an amount equal to the annual percentage change in the GDP inflation factor as defined in Paragraph 5.3 above or any replacement for it. To collect the Minimum Margin, Buyer will invoice Seller for the amounts due each Month, as applicable, showing all calculations and enclosing all supporting documentation, with such invoice to be paid by Seller within 30 days of receipt.
     6. TERM. This Contract shall be in force for a primary term expiring on October 31, 2016, and from year to year thereafter until canceled by either party as of the end of the primary term or any anniversary thereafter by giving the other party at least 60 Days’ advance written notice of termination.
     7. ADDRESSES AND NOTICES. Either party may give notices to the other party or parties by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a party by written notice. Payments due Seller hereunder shall be made at the address indicated below or such other address furnished by Seller by written notice.

Notices to Seller — Correspondence	COG Oil & Gas LP
Attn: Gas Contract Administration
550 W. Texas, Ste. 1300
Midland, TX 79701
Phone: (432) 683-7443
Fax: (432) 683-7441

With copy to:	COG Operating LLC
Attn: General Counsel
550 W. Texas, Ste. 1300
Midland, TX 79701
Phone: (432) 683-7443
Fax: (432) 683-7441

Notices to Seller — Payments:	Account Name: COG Operating LLC
Account Number: 004784057647
Bank Name: Bank of America, N.A.

901 Main Street
Dallas, TX 74202
ABA Routing #: 026009593

Notices to Buyer — Billings & Statements:	Duke Energy Field Services, LP
Attn: Revenue Accounting
5718 Westheimer, Suite 2000
Houston, TX 77057
Phone (713) 627-6200
Fax: (713) 627-6272

Duke Energy Field Services, LP
Attn: Division Orders
6120 S. Yale, Suite 1100
Tulsa, OK 74136
Phone: (918) 524-0944
Fax: (918) 524-0997

Buyer — Correspondence	Duke Energy Field Services, LP
Attn: Contract Administration
10 Desta Drive, Suite 400-West
Midland, TX 79705
Phone: (432) 620-4000
Fax: (432) 620-4160
     8. TERMINATION OF PRIOR CONTRACTS AND RELEASE.
8.1 Termination and Release. Except as provided in this Paragraph 8.1, this Contract terminates and supersedes the contracts identified on Schedule C (“Prior Contracts”). In consideration of the covenants contained herein, each party hereby releases the other party, its affiliates, and its predecessors in interest under the Prior Contracts from any causes of action, claims, and liabilities (a) that they failed to perform any obligation under the Prior Contracts, and (b) arising from their relationship as parties to the prior contracts; provided that: (1) this termination and release does not include, and the parties expressly retain, (i) the right to receive payments under the Prior Contracts for gas production due and unpaid or for which payment is not yet due and for which a party has not yet made payment in the ordinary course of business, and (ii) all rights to audit the books of a party under any Prior Contract and recover any amount due so long as said audit is conducted within twelve months from the Effective Date of this Contract.; and (2) this termination and release also does not include matters relating to title to gas and gas processing rights, Seller’s obligations for payment to third parties and severance taxes, related interest and penalties, or gas imbalances under Prior Contracts.

     9. CONFIDENTIALITY. Each of Seller and Buyer agree that it (a) will maintain the confidentiality of all information provided by the other party pursuant to the terms of this Contract (the “Confidential Information”), and (b) will not use Confidential Information for any purpose other than in connection with this Agreement; provided, however, that this provision shall not apply to information which (i) at the particular time in question has entered the public domain; (ii) has been independently developed without the use or incorporation of any Confidential Information provided by the disclosing party; or (iii) is required to be disclosed by law or by any order, rule, regulation or legal process of any court, governmental authority or securities exchange. In the event that a party is required by applicable law, regulation or legal process to disclose any Confidential Information of the other party, it will notify the other party promptly so that the parties may jointly seek a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the party from whom disclosure is required will furnish only that portion of the Confidential Information which it is advised by counsel it is legally required to disclose, and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding any other provision of this Contract, the terms of this Paragraph 9 shall survive the termination of this Contract for a period of three (3) years.

     The parties have signed this Contract by their duly authorized representatives on the dates set forth below, but effective for all purposes as of the Effective Date.

COG OIL & GAS LP
By COG Operating LLC,
General Partner

By:	/s/ TIMOTHY A. LEACH

Timothy A. Leach,
Chairman of the Board of Directors
and Chief Executive Officer

Signed on: October 23, 2006

Seller

DUKE ENERGY FIELD SERVICES, LP

By:	/s/ RICHARD A. CARGILE

Richard A. Cargile, Vice President

Signed on: October 20, 2006

Buyer
Signature Sheet for Gas Purchase Contract Effective as of November 1, 2006

EXHIBIT A to GAS PURCHASE CONTRACT
Between COG OIL & GAS LP as Seller and
DUKE ENERGY FIELD SERVICES, LP as Buyer
Effective as of November 1, 2006
GENERAL TERMS & CONDITIONS
A. DEFINITIONS
Except where the context indicates a different meaning or intent, and whether or not capitalized, the following terms will have meanings as follows:
a. Affiliate – a company (i) in which a party owns directly or indirectly 50% or more of the issued and outstanding voting stock or other equity interests; (ii) which owns directly or indirectly 50% or more of the issued and outstanding voting stock or equity interests of the party, and (iii) in which a company described in (ii) owns, directly or indirectly, 50% or more of the issued and outstanding voting stock or other equity interests.
b. Btu – British thermal unit, or the quantity of heat required to raise the temperature of 1 pound of water 1º F. at a starting temperature of 58.5º F. MMBtu — one million Btus.
c. Buyer’s Facilities – the gas delivered by Seller will be gathered in gathering systems and may be redelivered to a gas processing plant or plants for the removal of NGLs together with gas produced from other properties. The gathering systems and plant or plants, or successor facilities, are “Buyer’s Facilities” whether owned by buyer, an affiliate of Buyer, or an unaffiliated third party. No facilities downstream of the processing plant or plants other than short connecting lines to transmission lines are included in “Buyer’s Facilities.”
d. Day or day – a period of 24 consecutive hours commencing at 12:01 a.m.
e. Delivery Points – whether one or more, see Sections 2, B.1 and B.2.
f. Force Majeure – see Section H.2 below.
g. Gas or gas – all natural gas that arrives at the surface in the gaseous phase, including all hydrocarbon and non-hydrocarbon components, casinghead gas produced from oil wells, gas well gas, and stock tank vapors.
h. Inferior Liquids – Mixed crude oil, slop oil, and salt water recovered by Buyer in its gathering system or at plant inlet receivers which is of insufficient quality for delivery into NGL lines.
i. Loco Hills Area — All lands described on Schedule “A” .
j. Mcf – 1,000 cubic feet of gas at standard base conditions of 60ºF and 14.65 psia.
k. MMcf – 1,000 Mcf.
l. Month or month – a calendar month beginning on the first Day of a month.
m. NGL or NGLs – natural gas liquids, drips, compression liquids, or ethane and heavier liquefiable hydrocarbons separated from gas and any incidental methane in NGL after processing.
n. Non-Loco Hills Area — All lands described on Schedule “B”.
o. psi – pounds per square inch; psia – psi absolute; psig – psi gauge.
p. Residue Gas – merchantable hydrocarbon gas available for sale from Buyer’s Facilities remaining after processing, and hydrocarbon gas resold by Buyer without first being processed.
q. TET – price quotes for NGL on the Texas Eastern Products Pipeline Company, LLC system.
r. TF&S – NGL transportation, fractionation, and storage, see Section 5.3.
B. DELIVERY DATE; COMPRESSION
B.1 Connected Sources Delivery Date. As to committed sources of production from Seller already connected to Buyer’s Facilities, deliveries under this Contract will commence as of November 1, 2006.
B.2 Additional Sources. As to sources not yet connected, Seller will commence and complete with due diligence the construction of the facilities necessary to enable Seller to deliver the committed gas at the Delivery Points and Buyer will cause prompt commencement and complete with due diligence the construction of the facilities necessary and economically feasible to enable Buyer or its gas gathering contractor to receive deliveries of gas at the Delivery Points. If Buyer determines it is not profitable to construct the facilities, Seller will have the option to construct facilities necessary to deliver gas into Buyer’s then existing facilities. If neither Buyer nor Seller elect to construct the necessary facilities, either party may cancel this Contract as to the affected gas upon 15 Days advance written notice to the other.

B.3 Delivery Rates. Seller will have agents or employees available at all reasonable times to receive advice and directions from Buyer for changes in the rates of delivery of gas as required from time to time.
B.4 Options to Compress. If Seller’s wells become incapable of delivering gas into Buyer’s Facilities, neither party will be obligated to compress, but either party will have the option to do so. If neither party elects to compress within a reasonable time after the need for compression appears, Buyer upon written request of Seller will either arrange promptly to provide compression or as Seller’s sole remedy, release the affected gas sources as to the then-producing formations from commitment under this Contract.
C. RESERVATIONS OF SELLER
C.1 Reservations. Seller reserves the following rights with respect to its interests in the oil and gas properties committed by Seller to Buyer under this Contract together with sufficient gas to satisfy those rights:
a. To operate Seller’s oil and gas properties free from control by Buyer as Seller in Seller’s sole discretion deems advisable, including without limitation the right, but never the obligation, to drill new wells, to repair and rework old wells, renew or extend, in whole or in part, any oil and gas lease covering any of the oil and gas properties, and to abandon any well or surrender any such oil and gas lease, in whole or in part, when no longer deemed by Seller to be capable of producing gas in paying quantities under normal methods of operation.
b. To use gas for developing and operating Seller’s oil and gas properties committed under this Contract and to fulfill obligations to Seller’s lessors for those properties.
c. To pool, combine, and unitize any of Seller’s oil and gas properties with other properties in the same field, and to alter pooling, combinations, or units, in which event this Contract will cover Seller’s allocated interest in unitized production insofar as that interest is attributable to the oil and gas properties committed under this Contract, and the description of property committed will be considered to have been amended accordingly.
C.2 Exception. Notwithstanding Section C.1, Seller will not engage in any operation, including without limitation reinjection, recycling, or curtailment, that would materially reduce the amount of gas available for sale to Buyer except upon 120 Days advance written notice to Buyer, or as much advance notice as is feasible under the circumstances. Buyer will own and be entitled to collect and pay Seller for any NGLs that condense or are manufactured from gas during any of Seller’s operations with respect to Seller’s gas committed under this Contract, excluding crude oil and distillate recovered from gas by conventional type mechanical separation equipment and not delivered to Buyer.
D. METERING AND MEASUREMENT
D.1 Buyer to Install Meters. Buyer will own, maintain and operate orifice meters or other measuring devices of standard make at or near the Delivery Points. Except as otherwise specifically provided to the contrary in this Section D, orifice meters or other measurement devices will be installed and volumes computed in accordance with accepted industry practice. Buyer may re-use metering equipment not meeting current standards but meeting 1985 or later published standards for gas sources not expected to deliver in excess of 100 Mcf per Day. A party providing compression facilities will also provide sufficient pulsation dampening equipment to prevent pulsation from affecting measurement at the Delivery Points. Electronic recording devices may be used. Seller will have access to Buyer’s metering equipment at reasonable hours, but only Buyer will calibrate, adjust, operate, and maintain it.
D.2 Unit of Volume. The unit of volume will be one cubic foot of gas at a base temperature of 60°F and at a pressure base of 14.65 psia. Computations of volumes will follow industry accepted practice.
D.3 Pressure, Temperature. Buyer may measure the atmospheric pressure or may assume the atmospheric pressure to be 13.2 psia. Buyer may determine the gas temperature by using a recording thermometer; otherwise, the temperature will be assumed to be 60°F.
D.4 Check Meters. Seller may install, maintain, and operate in accordance with accepted industry practice at its own expense pressure regulators and check measuring equipment of standard make using separate taps. Check meters shall not interfere with operation of Buyer’s equipment. Buyer will have access to Seller’s check measuring equipment at all reasonable hours, but only Seller will calibrate, adjust, operate, and maintain it.
D.5 Meter Tests. Buyer will verify the accuracy of Buyer’s measuring equipment, and Seller or its lease operator will verify the accuracy of any check measuring equipment on the following basis:

Mcf/Day	Calibration	Gas Analysis
Meters ≥ 1000	Quarterly	Quarterly
Meters 100 to 999	Semi-Annual	Semi-Annual
Meters 0 to 99	Annually	Annually

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Buyer and Seller will cooperate to secure a prompt verification of the accuracy of the equipment. If either at any time observes a variation between the delivery meter and the check meter, it will promptly notify the other, and both will then cooperate to secure an immediate verification of the accuracy of the equipment. Buyer will give Seller reasonable advance notice of the time of all tests and calibrations of meters and of sampling for determinations of gas composition and quality, so that the Seller may have representatives present to witness tests and sampling or make joint tests and obtain samples with its own equipment. Seller will give reasonable advance notice to Buyer of the time of tests and calibrations of any check meters and of any sampling by Seller for determination of gas composition and quality. Seller may request sampling and analysis of Buyer’s measuring equipment more frequently than quarterly. If Seller so requests, Seller must be present when the special sample is captured and authorize the test in writing. If new sample differs materially (i.e. the stated methane or any NGL component’s result changes by more than 2% from the most previous test), Buyer will absorb the cost of the sample and analysis. If the new sample results do not differ materially from the most previous test , Seller will pay Buyer a $250.00 sampling and testing fee per test within 30 Days following receipt of Buyer’s invoice.
D.6 Correction of Errors. If at any time any of the measuring or testing equipment is found to be out of service or registering inaccurately in any percentage, it will be adjusted promptly to read accurately within the limits prescribed by the manufacturer. If any measuring equipment is found to be inaccurate or out of service by an amount exceeding the greater of (i) 2.0 percent at a recording corresponding to the average hourly rate of flow for the period since the last test, or (ii) 100 Mcf per Month, previous readings will be corrected to zero error for any known or agreed period. The volume of gas delivered during that period will be estimated by the first feasible of the following methods:
(i) Using the data recorded by any check measuring equipment if registering accurately;
(ii) Correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or
(iii) Using deliveries under similar conditions during a period when the equipment was registering accurately.
No adjustment will be made for inaccuracies unless they exceed the greater of (i) 2.0 percent of affected volumes, or (ii) 100 Mcf per Month.
D.7 Meter Records. The parties will preserve for a period of at least two years all test data, charts and similar measurement records. The parties will raise metering questions as soon as practicable after the time of production. No party will have any obligation to preserve metering records for more than two years except to the extent that a metering question has been raised in writing and remains unresolved.
E. DETERMINATION OF GAS
COMPOSITION, GRAVITY, AND
HEATING VALUE
     Buyer will obtain a representative sample of Seller’s Gas delivered at each Delivery Point on the following basis, or more often as Buyer deems advisable; or Buyer may, in its sole discretion, use continuous samplers.

Mcf/Day	Calibration	Gas Analysis
Meters ≥ 1000	Quarterly	Quarterly
Meters 100 to 999	Semi-Annual	Semi-Annual
Meters 0 to 99	Annually	Annually
By chromatography or other accepted method in the industry, Buyer will determine the composition, gravity and gross heating value of the hydrocarbon components of Seller’s gas in Btu per cubic foot on a dry basis at standard conditions, then adjusting the result for the water vapor content of the gas (by either the volume or Btu content method), using an industry accepted practice. No heating value will be credited for Btus in H2S or other non-hydrocarbon components. The first determination of Btu content for Seller’s deliveries will be made within a reasonable time after deliveries of gas begin. If continuous samplers or on-line chromatography are used, the determinations will apply to the gas delivered while the sampler was installed. If not, the determination will apply until the first Day of the Month following the next determination
F. QUALITY OF GAS
F.1 Quality Specifications. The gas shall be merchantable natural gas, at all times complying with the following quality requirements. The gas shall be commercially free of crude oil, water in the liquid phase, brine, air, dust, gums, gum-forming constituents,

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bacteria, and other objectionable liquids and solids, and not contain more than:
a. 1/4 grain of H2S per 100 cubic feet.
b. Five grains of total sulfur nor more than one grain of mercaptan per 100 cubic feet.
c. Two mole percent of carbon dioxide.
d. Three mole percent of nitrogen.
e. Ten parts per million by volume of oxygen, and not have been subjected to any treatment or process that permits or causes the admission of oxygen, that dilutes the gas, or otherwise causes it to fail to meet these quality specifications.

f. Five mole percent of combined carbon dioxide, nitrogen, and oxygen.
The gas shall:
g. Not exceed 120°F in temperature at the Delivery Point.
h. Have a total heating value of at least 1100 Btus per cubic foot.
i. If a third party pipeline receiving the gas delivered has more stringent quality specifications than those stated above, Seller’s gas shall conform to the more stringent pipeline quality standard.
F.2 Quality Tests. Buyer will make determinations of conformity of the gas with the above specifications using procedures generally accepted in the gas industry as often as Buyer reasonably deems necessary. If in the lease operator’s judgment the result of any test or determination is inaccurate, Buyer upon request will again conduct the questioned test or determination. The costs of the additional test or determination will be borne by Seller unless it shows the original test or determination to have been materially inaccurate.
F.3 Separation Equipment. Seller will employ only conventional mechanical separation equipment at all production sites covered by this Contract. Low temperature, absorption, and similar separation facilities are not considered conventional mechanical separation equipment. Except for liquids removed through operation of conventional mechanical separators and except for removal of substances as required to enable Seller to comply with this Section F, no components of the gas will be removed prior to delivery to Buyer.
F.4 Rights as to Off Specification Gas. If any of the gas delivered by Seller fails to meet the quality specifications stated in this Section F, Buyer may at its option accept delivery of and pay for the gas or discontinue or curtail taking of gas at any Delivery Point whenever its quality does not conform to the quality specifications. If Buyer accepts delivery of off specification gas from Seller or incurs costs relating to inferior gas quality in its gathering system, Buyer will deduct from the proceeds otherwise payable a fee of $0.05/Mcf plus $0.02 times the total mole percent, and any fraction of a mole percent, of H2S and CO2 times the Mcf quantity delivered at the affected off quality Delivery Points. If Buyer rejects delivery, Buyer’s notice to that effect will terminate this Contract with respect to the off specification gas named in the notice. If Buyer accepts delivery of gas from Seller that is off specification for nitrogen content, Buyer will deduct a fee of $0.06/Mcf for each mole percent, and each fraction of a mole percent, of nitrogen content over the allowed nitrogen specification for all volumes delivered by Seller at the affected excess nitrogen Delivery Points. As of the beginning of each calendar year beginning with 2007, Buyer will adjust the current year’s treating fees upward or downward as follows, but they will never be less than the initial fees. The current year’s treating fee shall be adjusted by an amount equal to the annual percentage change in the preliminary estimate of the implicit price deflator, seasonally adjusted, for the gross domestic product (“GDP”) as computed and most recently published by the U.S. Department of Commerce, rounded to the nearest 100th cent, or in its absence, a similar successor adjustment factor mutually agreed upon by Buyer and Seller.
G. BILLING AND PAYMENT
G.1 Statement and Payment Date. Buyer will render to Seller on or before the last Day of each Month a statement showing the volume of gas delivered by Seller during the preceding Month. Buyer will make payment to Seller on or before the last Day of each Month for all gas delivered during the preceding Month. As between the parties, amounts unpaid hereunder beyond the applicable due date will carry simple interest at the lower of 6% per annum or the maximum lawful interest rate; provided that no interest will accrue as to Monthly principal amounts of less than $1,000 due for less than one year when paid. The parties waive any rights to differing interest rates. Except as limited in Section G.2 below, Buyer may recover any overpayments or collect any undisputed amounts due from Seller to Buyer for any reason at any time under this Contract by deducting them from proceeds payable to Seller.
G.2 Audit Rights; Time Limit to Assert Claims.
a. Each party will have the right during reasonable business hours to examine the books, records and charts of the other party to the extent necessary to verify performance of this Contract and the accuracy of any payment, statement, charge or computation upon execution of a reasonable confidentiality agreement. If any audit examination or

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review of the party’s own records reveals an inaccuracy in any payment, the appropriate adjustment will promptly be made.
b. No adjustment for any billing or payment shall be made, and payments shall be final after the lapse of two years from payment except as to matters that either party has noted in a specific written objection to the other party during the two year period, unless within the two year period Buyer has made the appropriate correction. However, Seller’s responsibilities for severance taxes and third party liabilities and related interest are not affected by this subsection.
c. No party will have any right to recoup or recover prior overpayments or underpayments that result from errors that occur in spite of good faith performance if the amounts involved do not exceed $10/Month/meter. Either party may require prospective correction of such errors.
H. FORCE MAJEURE
H.1 Suspension of Performance. If either party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Contract, other than to make payments due, the obligations of that party, so far as they are affected by Force Majeure, will be suspended during the continuance of any inability so caused, but for no longer period.
H.2 Force Majeure Definition. “Force Majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, fires, explosions, breakage or accidents and other causes, whether of the kind listed above or otherwise, not within the control of the party claiming suspension and which by the exercise of reasonable diligence the party required to perform is unable to prevent or overcome.
H.3 Labor Matters Exception. The settlement of strikes or lockouts will be entirely within the discretion of the party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.
I. WARRANTY OF TITLE
     Seller warrants that it has good title and processing rights to the gas delivered, free and clear of any and all liens, encumbrances, and claims, and that Seller has good right and lawful authority to sell the same. Seller grants to Buyer the right to process Seller’s gas for extraction of NGLs and other valuable components. If Seller’s title or right to receive any payment is questioned or involved in litigation, Buyer will have the right to withhold the contested payment without interest until title information is received, during the litigation, until the title or right to receive the questioned payments is freed from question, or until Seller furnishes security for repayment reasonably acceptable to Buyer. Without impairment of Seller’s warranty of title to gas and gas processing rights, if Seller owns or controls less than full title to the gas delivered, payments will be made only in the proportion that Seller’s interest bears to the entire title to the gas.
J. ROYALTY AND OTHER INTERESTS
     Seller is responsible for all payments to the owners of all working interests, mineral interests, royalties, overriding royalties, bonus payments, production payments and the like. Buyer assumes no liability to Seller’s working or mineral interest, royalty, or other interest owners under this Contract.
K. SEVERANCE AND SIMILAR TAXES
K.1 Included in Price. Reimbursement to Seller for Seller’s full liability for severance and similar taxes levied upon Seller’s gas production is included in the prices payable under this Contract, regardless of whether some included interests may be exempt from taxation.
K.2 Tax Responsibilities and Disbursements. Seller shall bear, and unless otherwise required by law, will pay to taxing authorities all severance, production, excise, sales, gross receipts, occupation, and other taxes imposed upon Seller with respect to the Gas on or prior to delivery to Buyer. Buyer will bear and pay all taxes imposed upon Buyer with respect to the Gas after delivery to Buyer; however, Buyer will charge to Seller and deduct from the proceeds otherwise payable Seller’s pro rata share of taxes paid by Buyer and levied upon the gathering, treatment, processing, or sale of the Gas and related products, including without limitation the New Mexico Gas Processors Tax, but excluding ad valorem taxes and taxes based on Buyer’s net income that are to be borne by Buyer.
L. INDEMNIFICATION AND RESPONSIBILITY FOR INJURY OR DAMAGE
L.1 Title, Royalty, and Severance Taxes. SELLER RELEASES AND AGREES TO DEFEND, INDEMNIFY, AND SAVE BUYER,

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ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS (“BUYER INDEMNITEES”) HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE) RELATING TO (a) SELLER’S TITLE TO GAS AND GAS PROCESSING RIGHTS, (b) PAYMENTS FOR WORKING, MINERAL, ROYALTY AND OVERRIDING ROYALTY AND OTHER INTERESTS, AND (c) SALES, SEVERANCE, AND SIMILAR TAXES, THAT ARE THE RESPONSIBILITY OF SELLER UNDER SECTIONS I, J, AND K ABOVE.
L.2 Responsibility for Injury or Damage. As between the parties, Seller will be in control and possession of the gas deliverable hereunder and responsible for any injury or damage relating to handling or delivery of gas until the gas has been delivered to Buyer at the Delivery Points; after delivery, Buyer will be deemed to be in exclusive control and possession and responsible for any injury or damage relating to handling or gathering of gas. THE PARTY HAVING RESPONSIBILITY UNDER THE PRECEDING SENTENCE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD THE OTHER PARTY, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE) ARISING FROM ACTUAL AND ALLEGED LOSS OF GAS, PERSONAL INJURY, DEATH, AND DAMAGE ATTRIBUTABLE TO CLAIMS ARISING ENTIRELY DURING SUCH PARTY’S CONTROL AND RESPONSIBILITY PROVIDED ABOVE; PROVIDED THAT NEITHER PARTY WILL BE INDEMNIFIED FOR ITS OWN NEGLIGENCE OR THAT OF ITS AGENTS, SERVANTS, OR EMPLOYEES.
M. RIGHT OF WAY
     Insofar as Seller’s lease or leases permit and insofar as Seller or its lease operator may have any rights however derived (whether pursuant to oil and gas lease, easement, governmental agency order, regulation, statute, or otherwise), Seller grants to Buyer and Buyer’s gas gathering contractor, if any, and their assignees the right of free entry and the right, at Buyer’s sole risk and cost to lay and maintain pipelines, meters, and any equipment on the lands or leases subject to this Contract as reasonably necessary in connection with the purchase or handling of Seller’s gas and at locations acceptable to Seller. Upon written request from Buyer to Seller, Seller shall grant, in writing, to Buyer or Buyer’s designee, recordable rights of ingress and egress as necessary or appropriate for the purposes of complying with the terms of this Contract. All pipelines, meters, and other equipment placed by Buyer or Buyer’s contractors on the lands and leases will remain the property of the owner and may be removed by the owner at any time. Without limitation, Buyer or its gathering contractor may disconnect and remove measurement and other facilities from any Delivery Point due to low volume, quality, term expiration, or other cause.
     Upon the termination of this Contract for any reason the rights granted by this Section M shall be terminated without notice and Buyer will immediately remove any of such above ground equipment from such lands and leases and take all other actions to restore such lands to the original state prior to Buyer’s actions under this Contract, including the removal of underground equipment, to the extent required by applicable law or regulation or any third party obligations applicable to the lands and leases.
N. ASSIGNMENT
N.1 Binding on Assignees. Either party may assign this Contract. This Contract is binding upon and inures to the benefit of the successors, assigns, heirs, personal representatives, and representatives in bankruptcy of the parties, and, subject to any prior dedications by the assignee, shall be binding upon any purchaser of Buyer’s Facilities and upon any purchaser of the properties of Seller subject to this Contract. Nothing contained in this Section will prevent either party from mortgaging its rights as security for its indebtedness, but security is subordinate to the parties’ rights and obligations under this Contract.
N.2 Notice of Assignment. Any assignment or sublease by Seller of any oil and gas properties or any gas rights contracted to Buyer will be made expressly subject to the provisions of this Contract. No transfer of or succession to the interest of Seller, however

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made, will bind Buyer unless and until the original instrument or other proper proof that the claimant is legally entitled to an interest has been furnished to Buyer at its Division Order address noted in the Notices Section or subsequent address.
O. MISCELLANEOUS PROVISIONS
O.1 Governing Law. THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, without reference to those that might refer to the laws of another state.
O.2 Default and Nonwaiver. A waiver by a party of any one or more defaults by the other in the performance of any provisions of this Contract will not operate as a waiver of any future default or defaults, whether of a like or different character.
O.3 Counterparts. This Contract may be executed in any number of counterparts, all of which will be considered together as one instrument, and this Contract will be binding upon all parties executing it, whether or not executed by all parties owning an interest in the producing sources affected by this Contract. Signed copies of this Contract and facsimiles of it shall have the same force and effect as originals.
O.4 Negotiations; Entire Agreement; Amendment; No Third Party Beneficiaries. The language of this Contract shall not be construed in favor of or against either Buyer or Seller, but shall be construed as if the language were drafted mutually by both parties. This Contract constitutes the final and complete agreement between the parties. There are no oral promises, prior agreements, understandings, obligations, warranties, or representations between the parties relating to this Contract other than those set forth herein. All waivers, modifications, amendments, and changes to this Contract shall be in writing and signed by the authorized representatives of the parties. The relations between the parties are those of independent contractors; this Contract creates no joint venture, partnership, association, other special relationship, or fiduciary obligations. There are no third party beneficiaries of Buyer’s sales contracts or of this Contract.
O.5 Ratification and Third Party Gas. Notwithstanding anything contained herein to the contrary, Buyer has no duty under this Contract to purchase or handle gas attributable to production from interests of third parties that has been purchased by Seller for resale, except that Buyer will purchase Other WI Gas. “Other WI Gas” means gas attributable to working and mineral interests owned by third parties in wells operated by Seller that are subject to this Contract that Seller has the right to market under an operating agreement. If Buyer requests in writing that Seller obtain ratification of this Contract from owners of Other WI Gas, Seller will use all reasonable commercial efforts to cause those Other WI Gas owners to execute and deliver to Buyer an instrument prepared by Buyer for the purpose of ratifying and adopting this Contract with respect to the owner’s Other WI Gas, and the ratifying owner will become a party to this Contract with like force and effect as though the Other WI owner had executed this Contract as amended as of the time of the ratification, and all of the terms and provisions of this Contract as then amended will become binding upon Buyer and the ratifying owner.
O.6 Compliance with Laws and Regulations. This Contract is subject to all valid statutes and rules and regulations of any duly constituted federal or state authority or regulatory body having jurisdiction. Neither party will be in default as a result of compliance with laws and regulations.
O.7 Fees and Costs; Damages. If a breach occurs, the parties are entitled to recover as their sole and exclusive damages for breach of the price and quantity obligations under this Contract the price for gas taken by Buyer in the case of Seller and the lost margin less avoided costs in the case of Buyer. If mediation or arbitration is necessary to resolve a dispute other than one arising under the indemnification obligations of this Contract, each party agrees to bear its own attorneys’ fees and costs of investigation and defense, and each party waives any right to recover those fees and costs from the other party or parties.
O.8 Mutual Waiver of Certain Remedies. Except as to the parties’ indemnification obligations, NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, FOR LOST PRODUCTION, OR FOR PUNITIVE DAMAGES AS TO ANY ACTION OR OMISSION, WHETHER CHARACTERIZED AS A CONTRACT BREACH OR TORT, THAT ARISES OUT OF OR RELATES TO THIS CONTRACT OR ITS PERFORMANCE OR NONPERFORMANCE.
O.9 Recording Memorandum. Upon request by either party, the parties shall execute and place of record a reasonable short form recording memorandum of this Contract and any amendment.

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O.10 Waiver of Jury Trial. The parties hereby waive a right to a trial by jury.
END OF EXHIBIT A TO GAS PURCHASE CONTRACT

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SCHEDULE A (LOCO HILLS AREA )
to GAS PURCHASE CONTRACT
Between COG OIL & GAS LP as Seller and
DUKE ENERGY FIELD SERVICES, LP as Buyer
Dated as of November 1, 2006

PROPERTY	COUNTY	STATE	T	R	SECTION	LANDS
Big George State (Not SWD)	Eddy	NM	17S	28E	12	SE/4NE/4, N/2SE/4, SE/4SE/4 surface to the base of the Wolfcamp formation
Red Lake Sand Unit Tr 1	Eddy	NM	17S	28E	19	SE/4SE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 16	Eddy	NM	17S	28E	19	N/2SE/4, SW/4SE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 2	Eddy	NM	17S	28E	20	SE/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 5	Eddy	NM	17S	28E	20	NW/4NE/4, SE/4NW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 6	Eddy	NM	17S	28E	20	NE/4NW/4, SW/4NW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 7	Eddy	NM	17S	28E	20	NE/4NE/4, SW/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 14	Eddy	NM	17S	28E	20	SW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 15	Eddy	NM	17S	28E	20	N/2SE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 20	Eddy	NM	17S	28E	20	S/2SE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 3	Eddy	NM	17S	28E	21	SW/4NW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 11	Eddy	NM	17S	28E	21	NE/4SW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 12	Eddy	NM	17S	28E	21	NW/4SW/4, SE/4SW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 12	Eddy	NM	17S	28E	21	SW/4SW/4 Premier Sand only
Red Lake Sand Unit Tr 12	Eddy	NM	17S	28E	21	SW/4SE/4 from 800’ to base of Premier Sand
Red Lake Sand Unit Tr 13	Eddy	NM	17S	28E	21	NW/4SE/4 surface to base of Premier Sand
Raptor State	Eddy	NM	17S	28E	21	SW/4SW/4 surface to top of Premier sand formation
White Oak State	Eddy	NM	17S	28E	23	N/2NE/4, SE/4NE/4, NE/4SE/4, S/2SE/4 to all depths
Red Lake Sand Unit Tr 9	Eddy	NM	17S	28E	28	NW/4SW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 10	Eddy	NM	17S	28E	28	NW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 10-A	Eddy	NM	17S	28E	28	NW/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 4	Eddy	NM	17S	28E	29	SE/4NW/4, SW/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 4-A	Eddy	NM	17S	28E	29	SW/4NW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 8	Eddy	NM	17S	28E	29	NW/4NW/4 surface to base of Premier Sand

- Sch. A-1-

PROPERTY	COUNTY	STATE	T	R	SECTION	LANDS
Red Lake Sand Unit Tr 17	Eddy	NM	17S	28E	29	NE/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 23	Eddy	NM	17S	28E	29	NW/4NE/4, NE/4NW/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 24	Eddy	NM	17S	28E	29	SE/4NE/4 surface to base of Premier Sand
Maple State	Eddy	NM	17S	28E	30	Lot 1 to all depths
Red Lake Sand Unit Tr 18	Eddy	NM	17S	28E	30	NE/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 19	Eddy	NM	17S	28E	30	NW/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 21	Eddy	NM	17S	28E	30	SE/4NE/4 surface to base of Premier Sand
Red Lake Sand Unit Tr 22	Eddy	NM	17S	28E	30	SW/4NE/4 surface to base of Premier Sand
Carper Levers State	Eddy	NM	17S	28E	34	NE/4SW/4, SW/4SW/4 surface to top of Lovington Sand formation
Pinon Federal	Eddy	NM	17S	29E	15	SE/4 from 4000’ to 800’ below the top of the Abo formation
GJ West Coop Unit	Eddy	NM	17S	29E	15	SW/4SW/4 to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	15	NW/4SW/4 surface to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	16	NW/4NW/4, S/2SW/4, NE/4SE/4, NW/4SW/4 to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	16	NE/4, NE/4NW/4, SW/4NW/4, W/2SE/4, SE/4SE/4 surface to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	16	SE/4NW/4 surface to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	16	NE/4SW/4 surface to 5000’
Federal KL 17	Eddy	NM	17S	29E	17	N/2 below 5000’
Folk Federal	Eddy	NM	17S	29E	17	N/2, N/2SW/4 surface to 5000’
State S-19 CP 19	Eddy	NM	17S	29E	19	Lot 3 from 2300’ to 10,896’
State S-19 EMP ABO	Eddy	NM	17S	29E	19	SE/4SW/4 as to Abo formation only
State S-19 4	Eddy	NM	17S	29E	19	SW/4SE/4 as to Abo formation only
State S-19 Paddock	Eddy	NM	17S	29E	19	SW/4SE/4 surface to top of the Abo formation, N/2SE/4, SE/4SE/4 surface to base of the Abo formation, All of SE/4 as to depths below the base of the Morrow formation
State S-19 Paddock	Eddy	NM	17S	29E	19	SE/4SW/4 as to all depths except the Abo formation, NE/4SW/4 as to all depths
State S-19 Paddock	Eddy	NM	17S	29E	19	Lot 4 to all depths
Mesquite State	Eddy	NM	17S	29E	20	W/2NW/4, NW/4SW/4, E/2SW/4 surface to top of the Abo formation
Rincon State	Eddy	NM	17S	29E	20	NW/4SE/4, SE/4SE/4 surface to 5000’
Tenneco State	Eddy	NM	17S	29E	20	SW/4SW/4 surface to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	21	S/2NE/4, E/2W/2, SE/4 surface to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	21	N/2NE/4, W/2W/2 surface to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	22	E/2NW/4, N/2SW/4, SW/4SW/4 surface to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	22	NW/4NE/4, SW/4NW/4 surface to 5000’
Pinon Federal	Eddy	NM	17S	29E	22	NE/4 NE/4, S/2 NE/4, NE/4 SE/4 from 4000’ to 800’ below the top of the Abo formation

- Sch. A-2-

PROPERTY	COUNTY	STATE	T	R	SECTION	LANDS
GJ West Coop Unit	Eddy	NM	17S	29E	27	W/2SW/4 surface to 5000’
RJ Unit	Eddy	NM	17S	29E	27	SE/4 surface to 3480’
RJ Unit	Eddy	NM	17S	29E	27	NE/4, E/2W/2 surface to 3480’
Diamondbacks State	Eddy	NM	17S	29E	28	N/2 below 5,000’
GJ West Coop Unit	Eddy	NM	17S	29E	28	SE/4, SE/4SW/4 to 5000’
GJ West Coop Unit	Eddy	NM	17S	29E	28	N/2, N/2SW/4, SW/4SW/4 surface to 5000’
Schley Federal	Eddy	NM	17S	29E	29	NE/4SW/4 base of San Andres formation to 6550’
Schley Federal	Eddy	NM	17S	29E	29	S/2NW/4, NW/4SW/4 surface to top of Abo formation
State I	Eddy	NM	17S	29E	29	SE/4SE/4 surface to 5000’
White Star Federal	Eddy	NM	17S	29E	29	N/2N/2, SW/4NE/4 surface to base of the Abo formation, SE/4NE/4, NW/4SE/4 base of San Andres formation to base of the Abo formation
Cheyenne Federal	Eddy	NM	17S	29E	30	S/2SE/4 2628’ to top of Abo formation
Continental A State	Eddy	NM	17S	29E	30	Lots 1, NE/4NW/4 from 2600’ to top of the Wolfcamp formation Lot 2 2600’ to top of Abo formation Lot 3, SE/4NW/4 surface to top of Abo formation
Continental B State ARTQNGB	Eddy	NM	17S	29E	30	Lot 4, SE/4SW/4 surface to 2600’
Continental B State	Eddy	NM	17S	29E	30	Lot 4, SE/4SW/4 2600’ to top of the Abo formation
Gold Star Federal	Eddy	NM	17S	29E	30	NE/4NE/4 from base of San Andres formation to base of the Abo formation, NW/4NE/4 from surface to base of Abo formation
Mimosa State	Eddy	NM	17S	29E	30	NE/4SW/4 surface to 4452’
Navaho Federal	Eddy	NM	17S	29E	30	NE/4SE/4 from 2628’ to the top of the Abo formation, NW/4SE/4 from 4000’ to the top of the Abo formation
Western Federal	Eddy	NM	17S	29E	30	S/2NE/4 surface to top of Abo formation
Green Federal	Eddy	NM	17S	29E	31	Lots 1 & 2 E/4, NW/4
Adams Federal	Eddy	NM	17S	29E	34	E/2SW/4, W/2SE/4 surface to 3480’
Jackson Federal	Eddy	NM	17S	29E	34	SE/4SE/4, surface to 3480’
RJ Unit	Eddy	NM	17S	29E	34	NE/4 surface to 3480’
RJ Unit	Eddy	NM	17S	29E	34	NE/4SE/4 surface to 3480’
RJ Unit	Eddy	NM	17S	29E	34	NE/4NW/4 surface to 3480’
Jackson Federal	Eddy	NM	17S	29E	35	NW/4SW/4 surface to 3480’
Tyler Federal	Eddy	NM	17S	29E	35	SE/4SW/4, S/2SE/4 surface to 3480’

RJ Unit	Eddy	NM	17S	29E	35	W/2NW/4 surface to 3480’
RJ Unit	Eddy	NM	17S	29E	35	NE/4, E/2NW/4, NE/4SW/4, N/2SE/4 surface to 3480’
Westall A State	Eddy	NM	17S	29E	36	S/2NE/4, N/2SE/4 surface to 3600’

- Sch. A-3-

PROPERTY	COUNTY	STATE	T	R	SECTION	LANDS
Westall B State	Eddy	NM	17S	29E	36	SW/4NW/4 surface to 3600’
Gissler Federal	Eddy	NM	17S	30E	5	Lots 3-4, S/2NW/4, S/2 to all depths
Randall Federal	Eddy	NM	17S	30E	7	SE/4SE/4 surface to 5000’
Holder CB Federal	Eddy	NM	17S	30E	9	W/2SW/4 below 5000’
Holder CB Federal Paddock	Eddy	NM	17S	30E	9	W/2SW/4 surface to 5000’
Electra Federal	Eddy	NM	17S	30E	10	SW/4 below 4000’
Harvard Federal	Eddy	NM	17S	30E	11	E/2NE/4 to all depths
Harvard Federal	Eddy	NM	17S	30E	12	W/2NW/4 to all depths
Mohawk Federal	Eddy	NM	17S	30E	14	SW/4SW/4 to all depths
Electra Federal	Eddy	NM	17S	30E	15	NW/4 below 4000’
Shawnee Federal	Eddy	NM	17S	30E	15	NW/4SE/4 below 3600’
Harper State	Eddy	NM	17S	30E	16	E/2SW/4, E/2SE/4 below 4000’
Houma State	Eddy	NM	17S	30E	16	S/2NW/4 below 4000’
Imperial State	Eddy	NM	17S	30E	16	W/2SE/4 below 4000’
Juniper State	Eddy	NM	17S	30E	16	SW/4SW/4 to all depths
Mesilla State	Eddy	NM	17S	30E	16	SE/4NE/4, N/2NW/4 below 4000’
Pawnee State	Eddy	NM	17S	30E	16	SW/4NE/4 surface to the top of the Abo formation
Texaco BE	Eddy	NM	17S	30E	16	N/2NE/4 to all depths
Wichita State	Eddy	NM	17S	30E	16	NW/4SW/4 below 4000’
Holder CB Federal	Eddy	NM	17S	30E	17	W/2NW/4 below 5000’
Holder CB Federal Paddock	Eddy	NM	17S	30E	17	W/2NW/4 surface to 5000’
Polaris B Federal	Eddy	NM	17S	30E	17	E/2NW/4 below 4000’
Jenkins B Federal	Eddy	NM	17S	30E	20	NW/4 to all depths
Loco SW	Eddy	NM	17S	30E	20	E/2SW/4 Abo formation only
McIntyre A E & W Paddock	Eddy	NM	17S	30E	20	E/2SE/4 surface to base of Abo formation
McIntyre A E & W Paddock	Eddy	NM	17S	30E	20	W/2SE/4 surface to base of Abo formation
McIntyre A West 8 Abo	Eddy	NM	17S	30E	20	W/2SE/4 surface to base of Abo formation
McIntyre B Paddock	Eddy	NM	17S	30E	20	W/2SW/4 surface to base of Abo formation
W D McIntyre C Paddock	Eddy	NM	17S	30E	20	E/2NE/4 base of San Andres formation to top of Abo formation
W D McIntyre E	Eddy	NM	17S	30E	20	E/2SW/4 surface to top of Abo formation
Berry A Federal	Eddy	NM	17S	30E	21	S/2NW/4, NE/4NW/4 surface to the base of the San Andres formation
Berry A Federal Paddock	Eddy	NM	17S	30E	21	S/2NW/4, NE/4NW/4 below the base of the San Andres formation
Brigham H	Eddy	NM	17S	30E	21	NW/4SW/4 surface to base of Abo formation
W D McIntyre C Paddock	Eddy	NM	17S	30E	21	NW/4NW/4 base of San Andres formation to top of Glorieta formation

- Sch. A-4-

PROPERTY	COUNTY	STATE	T	R	SECTION	LANDS
W D McIntyre E	Eddy	NM	17S	30E	21	SE/4NE/4, NE/4SE/4 surface to top of Glorieta formation
Woolley Federal	Eddy	NM	17S	30E	21	E/2SW/4 from 4000’ to 7360’, SW/4SW/4 from 4000’ to the base of the Abo formation
Dexter Federal	Eddy	NM	17S	30E	22	NE/4SW/4, N/2SE/4 surface to top of Queen formation
Dexter Federal Paddock	Eddy	NM	17S	30E	22	NE/4SW/4, N/2SE/4 from the top of the Queen formation to the top of the Abo formation or 7360’, whichever is deeper, less the Premier Sand formation
Sinclair Parke	Eddy	NM	17S	30E	22	SE/4NW/4 base of San Andres formation to 7079’
Melrose Federal	Eddy	NM	17S	30E	23	SW/4NW/4 surface to base of Abo formation, less the Premier Sand of the Grayburg formation
Beeson 1	Eddy	NM	17S	30E	29	NW/4NW/4 surface to 5000’
Beeson D 2	Eddy	NM	17S	30E	29	E/2NW/4 surface to 5000’
State CA	Eddy	NM	17S	30E	32	NW/4NW/4 surface to base of the Grayburg formation
Non Producing	Eddy	NM	17S	28E	2	NE/4NW/4 surface to 1689’
Non Producing	Eddy	NM	17S	28E	30	Lot 2 and 4 from 650’ to 5000’
Non Producing	Eddy	NM	17S	29E	15	SW/4SW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	15	NW/4SW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	16	NW/4NW/4, S/2SW/4, SE/4SE/4, NW/4SW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	16	NE/4, NE/4NW/4, SW/4NW/4, W/2SE/4, SE/4SE/4 below 5000’
Non Producing	Eddy	NM	17S	29E	16	SE/4NW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	16	NE/4SW/4 from 5000’ to 10,912’
Non Producing	Eddy	NM	17S	29E	21	S/2NE/4, E/2W/2, SE/4 below 5000’
Non Producing	Eddy	NM	17S	29E	21	N/2NE/4, W/2W/2 below 5000’
Non Producing	Eddy	NM	17S	29E	22	E/2NW/4, N/2SW/4, SW/4SW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	22	NW/4NE/4, SW/4NW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	22	SW/4NW/4, NW/4SE/4 below 5000’
Non Producing	Eddy	NM	17S	29E	27	W/2SW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	28	SE/4, SE/4SW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	28	N/2SW/4, SW/4SW/4 below 5000’
Non Producing	Eddy	NM	17S	29E	29	SE/4SE/4 from 5000’ to the base of the Wolfcamp formation
Non Producing	Eddy	NM	17S	29E	29	NE/4SE/4 surface to base of Wolfcamp formation
Non Producing	Eddy	NM	17S	30E	3	Lots 3-4, S/2NW/4 below 4000’
Non Producing	Eddy	NM	17S	30E	9	E/2SW/4, SE/4 below 4000’
Non Producing	Eddy	NM	17S	30E	10	N/2 below 4000’
Non Producing	Eddy	NM	17S	30E	21	NW/4SW/4 surface to the base of the Abo formation
Non Producing	Eddy	NM	17S	30E	29	NW/4NW/4 5000’ to base of the Abo formation
Non Producing	Eddy	NM	17S	30E	29	E/2NW/4 5000’ to base of the Abo formation

- Sch. A-5-

SCHEDULE B (NON-LOCO HILLS AREA )
to GAS PURCHASE CONTRACT
Between COG OIL & GAS LP as Seller and
DUKE ENERGY FIELD SERVICES, LP as Buyer
Dated as of November 1, 2006

PROPERTY	COUNTY	STATE	T	R	SECTION	LANDS
Oryx State	Eddy	NM	16S	27E	16	S/2 to all depths
Elk 22 Federal	Eddy	NM	16S	28E	22	N/2NE/4, NE/4NW/4, W/2W/2 to all depths
Aztec State	Eddy	NM	16S	28E	33	S/2SE/4 Surface to 2,360’
Brown Bear Com No 1	Eddy	NM	16S	28E	35	SE/4 below 3000’
Brown Bear Com No 1	Eddy	NM	16S	28E	35	SW/4 below the base of the Wolfcamp formation
O’Neill Federal	Eddy	NM	16S	30E	15	E/2, NW/4 surface to base of San Andres formation
Yankee State #1	Lea	NM	16S	33E	23	SE/4 NE/4 Limited to production from the surface to 100’ below the Wolfcamp
Monsanto 30 State	Lea	NM	16S	37E	30	SE/4 surface to 11,450’
Dogwood Federal	Eddy	NM	17S	27E	25	SE/4NW/4 surface to base of the Wolfcamp formation
Redbud Federal	Eddy	NM	17S	27E	25	NE/4NW/4 surface to the base of the Wolfcamp formation
Beech Federal	Eddy	NM	17S	27E	25	SW/4SW/4 base of San Andres formation to 100’ below base of Yeso formation, NW/4SE/4 base of San Andres formation to base of Wolfcamp formation

Beech Federal #2	Eddy	NM	17S	27E	25	NW/SE
Red Bed #1	Eddy	NM	17S	27E	25	NW/4
Fir Federal	Eddy	NM	17S	27E	25	NW/4SW/4 to all depths
Spruce Federal	Eddy	NM	17S	27E	25	NE/4SW/4 to all depths
Choctaw State	Eddy	NM	17S	31E	16	NE/4NE/4 to all depths
Burkett State	Eddy	NM	17S	31E	16	W/2NE/4, N/2NW/4 below 4,000’
Willow State	Eddy	NM	17S	31E	16	NE/4SE/4 from 4500’ to 5354’, NW/4SE/4 from 4500’ to 5296’, SW/4SE/4 from 4500’ to 6182’, SE/4SE/4 from 4500’ to 5301’
Yucca State	Eddy	NM	17S	31E	16	NE/4SW/4 from 4500’ to 5309’, NW/4SW/4 from 4500’ to 5544’
Antelope State	Eddy	NM	17S	31E	36	SW/4 surface to base of San Andres formation

-Sch. B-1-

PROPERTY	COUNTY	STATE	T	R	SECTION	LANDS
Antelope 36 State Com	Eddy	NM	17S	31E	36	SW/4 below the base of the San Andres formation
Antelope 36 State Com	Eddy	NM	17S	31E	36	N/2NW/4, SE/4NW/4 below the base of the San Andres formation
Antelope 36 State Com	Eddy	NM	17S	31E	36	SW/4NW/4 from the base of the San Andres formation to 12,596’
Aoudad State	Eddy	NM	17S	31E	36	SW/4NW/4 surface to base of San Andres formation, NE/4NE/4 surface to 4176’, NW/4NE/4 surface to 4151’, SW/4NE/4 surface to 4278’
Coyote State	Eddy	NM	17S	31E	36	N/2NW/4, SE/4NW/4 surface to the base of the San Andres formation, SE/4NE/4, N/2SE/4 to all depths
Impala State	Eddy	NM	17S	31E	36	SW/4SE/4 surface to 5011’, SE/4SE/4 surface to 5007’
Safari 36 State Com #1	Eddy	NM	17S	31E	36	990’ FSL & 660’ FEL
Panther Federal	Lea	NM	17S	32E	31	Lots 3-4, NE/4SW/4 surface to 5000’
Fox Federal	Lea	NM	17S	32E	31	S/2NE/4, SE/4NW/4, NW/4SE/4 surface to 5000’
Weasel Federal	Lea	NM	17S	32E	31	NE/4SE/4 surface to 5000’
Barracuda State	Lea	NM	17S	33E	9	NW/4NW/4 below 4600’
Stingray 10	Lea	NM	17S	33E	10	NW/4SE/4 below the base of the Grayburg formation
Chinook State	Lea	NM	17S	33E	10	SW/4NE/4 to all depths
Petrus D State	Lea	NM	17S	33E	10	NE/4SE/4 to all depths
Petrus D State	Lea	NM	17S	33E	11	E/2NE/4, N/2SW/4, S/2SE/4 to all depths
Petrus D State	Lea	NM	17S	33E	13	SW/4SE/4 to all depths
Federal MA A	Lea	NM	17S	33E	31	Lot 2, E/2NW/4 surface to 10,100’
Fee MA B	Lea	NM	17S	33E	31	W/2E/2 surface to 10,103’
Fee MA B	Lea	NM	17S	33E	31	W/2E/2 surface to 10,103’
Fee MA B	Lea	NM	17S	33E	31	E/2E/2 surface to 10,103’
Fee MA B	Lea	NM	17S	33E	31	E/2E/2 surface to 10,103’
Lea KG State	Lea	NM	17S	33E	35	SE/4 NE/4 NE/4
State 35	Lea	NM	17S	33E	35	SW/4
State 20	Lea	NM	17S	35E	20	NE/4SE/4 surface to 4966’
Bassett Birney	Lea	NM	18S	32E	5	Lot 4 surface to 5000’
Crow State	Lea	NM	18S	34E	9	N/2 SE/4, SW/4 SE/4
B Lee State #1, 3, 4	Lea	NM	18S	35E	7	S/3 NW/4, NW/4 SW/4
New Mexico Z State	Eddy	NM	19S	28E	12	N/2NE/4 surface to 3000’
Charles Alves #5	Lea	NM	19S	35E	7	W/2 NE/4, E/2 NW/4
Sapphire State	Lea	NM	23S	36E	11	NW/4SW/4 from base of Queen formation to base of Abo formation

-Sch. B-2-

SCHEDULE C (“Prior Contracts”)
to GAS PURCHASE CONTRACT
Between COG OIL & GAS LP as Seller and
DUKE ENERGY FIELD SERVICES, LP as Buyer
Dated as of November 1, 2006
ART 0237 00A
ART 0579 00*
ART 0680 00*
EUN 0698 00*
LEE 0497 00*
LEE 0760 00*
LEE 0830 00R
LIN 0092 00R
LIN 0141 00*
LIN 0150 00*
LIN 0195 00R
LIN 0268 00*

-Sch. B-3-